Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. and Plains GP Holdings Report First-Quarter 2016 Results

(Houston — May 4, 2016) Plains All American Pipeline, L.P. (NYSE: PAA) and Plains GP Holdings (NYSE: PAGP) today reported first-quarter 2016 results.

Plains All American Pipeline, L.P.

Summary Financial Information (1) (unaudited)

(in millions, except per unit data)

	Three Months Ended
	March 31,		%
	2016	2015	Change
Net income attributable to PAA	$202	$283	(29)%

Diluted net income per common unit	$0.07	$0.35	(80)%

Diluted weighted average common units outstanding	399	385	4%

EBITDA	$448	$509	(12)%

	Three Months Ended
	March 31,		%
	2016	2015	Change
Adjusted net income attributable to PAA	$355	$369	(4)%

Diluted adjusted net income per common unit	$0.45	$0.57	(21)%

Adjusted EBITDA	$621	$622	—%

Distribution per common unit declared for the period	$0.700	$0.685	2.2%

(1)             PAA’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable measures as reported in accordance with GAAP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

“PAA reported first-quarter adjusted EBITDA of $621 million, which was approximately $51 million or 9% above the midpoint of our first-quarter guidance,” said Greg Armstrong, Chairman and CEO of Plains All American. “PAA’s results reflect a combination of performance above expectations, the inclusion of deficiency amounts for ship or pay obligations that have been billed or collected, and some timing related items expected to reverse later in the year.”

Armstrong added, “We are cautious over the near term as recent drilling and completion activity is meaningfully below levels of just a few months ago and what we anticipated in our initial 2016 guidance.  These lower activity levels are starting to impact U.S. oil production and, accordingly, we are revising our full-year 2016 midpoint guidance for adjusted EBITDA downward by approximately 4% to $2.175 billion.

Importantly, PAA ended the first quarter of 2016 with $3.8 billion of committed liquidity and an improved balance sheet as a result of the $1.6 billion preferred equity offering completed in January.  We believe PAA is well positioned to manage through near-term challenges and to prosper over the intermediate to long term as the industry recovers.”

The following table summarizes selected PAA financial information by segment for the first quarter of 2016:

Summary of Selected Financial Data by Segment (1) (unaudited)

(in millions)

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Reported segment profit	$247	$159	$37	$241	$142	$130
Selected items impacting comparability of segment profit (2)	22	8	147	5	2	101
Adjusted segment profit	$269	$167	$184	$246	$144	$231
Percentage change in adjusted segment profit versus 2015 period	9%	16%	(20)%

(1)             PAA’s reported results include the impact of items that affect comparability between reporting periods. The impact of certain of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods.

(2)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

First-quarter 2016 Transportation adjusted segment profit increased 9% over comparable 2015 results. This increase was primarily driven by higher crude oil pipeline volumes associated with our Cactus pipeline, which was placed into service in April 2015, and the expansion of our pipeline system in the Delaware Basin. Such increases were partially offset by lower pipeline loss allowance revenues.

First-quarter 2016 Facilities adjusted segment profit increased by 16% over comparable 2015 results. This increase was primarily due to an increase in capacity and higher utilization of our crude oil storage facilities and lower operating expenses.

First-quarter 2016 Supply and Logistics adjusted segment profit decreased by 20% as compared to 2015 results. This decrease was primarily driven by lower volumes and margins associated with our U.S. crude oil lease gathering due to crude oil production declines in certain basins and the resulting increase in competitive pressures for lease gathered barrels as well as lower margins from our NGL sales activities. Such decreases were partially offset by the benefit of contango storage opportunities.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

Plains GP Holdings

PAGP’s sole assets are its ownership interest in PAA’s general partner and incentive distribution rights.  As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables included at the end of this release.  Information regarding PAGP’s distributions is reflected below:

	Q1 2016	Q4 2015	Q1 2015
Distribution per Class A share declared for the period	$0.231	$0.231	$0.222
Q1 2016 distribution percentage growth from prior periods		—%	4.1%

Conference Call

PAA and PAGP will hold a conference call on May 5, 2016 (see details below).  Prior to this conference call, PAA will furnish a current report on Form 8-K, which will include material in this news release as well as PAA’s financial and operational guidance for the second quarter and full year of 2016.  A copy of the Form 8-K will be available at www.plainsallamerican.com, where PAA and PAGP routinely post important information.

The PAA and PAGP conference call will be held at 11:00 a.m. ET on Thursday, May 5, 2016 to discuss the following items:

1.              PAA’s first-quarter 2016 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the second quarter and full year of 2016; and

5.              PAA and PAGP’s outlook for the future.

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to www.plainsallamerican.com, under the “Investor Relations” section of the website (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings).  Following the live webcast, an audio replay in MP3 format will be available on the website within two hours after the end of the call and will be accessible for a period of 365 days.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” (such as adjusted EBITDA and implied distributable cash flow (“DCF”)) in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and business outlook and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may further be adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Accounts payable and accrued liabilities” in our Condensed Consolidated Financial Statements. Such amounts are presented net of applicable amounts subsequently recognized into revenue. We have defined all such items as “Selected Items Impacting Comparability.”  Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures.  We consider an understanding of these selected items impacting comparability to be material to the evaluation of our operating results and prospects.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to the most comparable measures as reported in accordance with GAAP for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and notes thereto. In addition, PAA maintains on its website (www.plainsallamerican.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on “PAA” under the “Investor Relations” tab on the home page, select the “Financial Information” tab and navigate to the “Non-GAAP Reconciliations” link.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, declines in the volume of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets, whether due to declines in production from existing oil and gas reserves, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors; the effects of competition; failure to implement or capitalize, or delays in implementing or capitalizing, on expansion projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the currency exchange rate of the Canadian dollar; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used; non-utilization of our assets and facilities; increased costs, or lack of availability, of insurance; weather interference with business operations or project construction, including the impact of extreme weather events or conditions; the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the effectiveness of our risk management activities; shortages or cost increases of supplies, materials or labor; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

Plains All American Pipeline, L.P. is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids (“NGL”), natural gas and refined products. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles over 4.6 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas.

Plains GP Holdings is a publicly traded entity that owns an interest in the general partner and incentive distribution rights of Plains All American Pipeline, L.P., one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2016	2015

REVENUES	$4,111	$5,942

COSTS AND EXPENSES
Purchases and related costs	3,348	5,042
Field operating costs	300	346
General and administrative expenses	67	78
Depreciation and amortization	114	104
Total costs and expenses	3,829	5,570

OPERATING INCOME	282	372

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	47	37
Interest expense, net	(112)	(105)
Other income/(expense), net	5	(4)

INCOME BEFORE TAX	222	300
Current income tax expense	(31)	(42)
Deferred income tax benefit	12	26

NET INCOME	203	284
Net income attributable to noncontrolling interests	(1)	(1)
NET INCOME ATTRIBUTABLE TO PAA	$202	$283

NET INCOME PER COMMON UNIT:
Net income attributable to common unitholders — Basic	$28	$136
Basic weighted average common units outstanding	398	383
Basic net income per common unit	$0.07	$0.36

Net income attributable to common unitholders — Diluted	$28	$136
Diluted weighted average common units outstanding	399	385
Diluted net income per common unit	$0.07	$0.35

(1)             The 2015 periods have been retroactively adjusted to reflect the reclassification of the amortization of debt issuance costs from “Depreciation and amortization” to “Interest expense, net” as a result of our adoption of revised debt issuance costs guidance issued by the FASB.

ADJUSTED RESULTS

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2016	2015

ADJUSTED NET INCOME ATTRIBUTABLE TO PAA	$355	$369

DILUTED ADJUSTED NET INCOME PER COMMON UNIT	$0.45	$0.57

ADJUSTED EBITDA	$621	$622

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets	$2,780	$2,969
Property and equipment, net	13,670	13,474
Goodwill	2,405	2,405
Investments in unconsolidated entities	2,097	2,027
Linefill and base gas	899	898
Long-term inventory	112	129
Other long-term assets, net	334	386
Total assets	$22,297	$22,288

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,063	$3,407
Senior notes, net of unamortized discounts and debt issuance costs	9,126	9,698
Other long-term debt	27	677
Other long-term liabilities and deferred credits	710	567
Total liabilities	12,926	14,349

Partners’ capital excluding noncontrolling interests	9,313	7,881
Noncontrolling interests	58	58
Total partners’ capital	9,371	7,939
Total liabilities and partners’ capital	$22,297	$22,288

DEBT CAPITALIZATION RATIOS

(in millions)

	March 31,	December 31,
	2016	2015
Short-term debt	$715	$999
Long-term debt	9,153	10,375
Total debt	$9,868	$11,374

Long-term debt	$9,153	$10,375
Partners’ capital	9,371	7,939
Total book capitalization	$18,524	$18,314
Total book capitalization, including short-term debt	$19,239	$19,313

Long-term debt-to-total book capitalization	49%	57%
Total debt-to-total book capitalization, including short-term debt	51%	59%

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$383	$265	$3,821	$400	$257	$5,634
Purchases and related costs (1)	(21)	(5)	(3,677)	(30)	(4)	(5,353)
Field operating costs (1) (2)	(137)	(85)	(81)	(136)	(91)	(118)
Equity-indexed compensation expense - operations	—	—	—	(3)	(1)	(1)
Segment general and administrative expenses (2) (3)	(23)	(15)	(25)	(22)	(15)	(27)
Equity-indexed compensation expense - general and administrative	(2)	(1)	(1)	(5)	(4)	(5)
Equity earnings in unconsolidated entities	47	—	—	37	—	—
Reported segment profit	$247	$159	$37	241	142	130
Selected items impacting comparability of segment profit (4)	22	8	147	5	2	101
Adjusted segment profit	$269	$167	$184	$246	$144	$231

Maintenance capital	$35	$9	$3	$33	$15	$2

(1)             Includes intersegment amounts.

(2)             Field operating costs and Segment general and administrative expenses exclude equity-indexed compensation expense, which is presented separately in the table above.

(3)             Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.

(4)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended
	March 31,
	2016	2015

Transportation segment (average daily volumes in thousands of barrels per day):
Volumes from tariff activities
Crude oil pipelines (by region):
Permian Basin (2)	2,045	1,658
South Texas / Eagle Ford (2)	313	263
Western	175	268
Rocky Mountain (2)	437	453
Gulf Coast	581	441
Central	379	435
Canada	394	414
Crude oil pipelines	4,324	3,932
NGL pipelines	178	191
Total volumes from tariff activities	4,502	4,123
Trucking	106	121
Transportation segment total volumes	4,608	4,244

Facilities segment (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	105	99
Rail load / unload volumes (average volumes in thousands of barrels per day)	91	206
Natural gas storage (average monthly working capacity in billions of cubic feet)	97	97
NGL fractionation (average volumes in thousands of barrels per day)	115	102
Facilities segment total volumes (average monthly volumes in millions of barrels) (3)	127	124

Supply and Logistics segment (average daily volumes in thousands of barrels per day):
Crude oil lease gathering purchases	913	981
NGL sales	308	286
Waterborne cargos	7	—
Supply and Logistics segment total volumes	1,228	1,267

(1)             Average volumes are calculated as total volumes for the period (attributable to our interest) divided by the number of days or months in the period.

(2)             Region includes volumes (attributable to our interest) from pipelines owned by unconsolidated entities.

(3)             Facilities segment total is calculated as the sum of: (i) crude oil, refined products and NGL terminalling and storage capacity; (ii) rail load and unload volumes multiplied by the number of days in the period and divided by the number of months in the period; (iii) natural gas storage working capacity divided by 6 to account for the 6:1 mcf of natural gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iv) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2016	2015
Basic Net Income per Common Unit
Net income attributable to PAA	$202	$283
Less: Distributions to Series A preferred units (1)	(23)	—
Less: Distributions to general partner (1)	(155)	(148)
Less: Distributions to participating securities (1)	(1)	(2)
Less: Undistributed loss allocated to general partner (1)	5	3
Net income attributable to common unitholders in accordance with application of the two-class method for MLPs	$28	$136

Basic weighted average common units outstanding	398	383

Basic net income per common unit	$0.07	$0.36

Diluted Net Income per Common Unit
Net income attributable to PAA	$202	$283
Less: Distributions to Series A preferred units (1)	(23)	—
Less: Distributions to general partner (1)	(155)	(148)
Less: Distributions to participating securities (1)	(1)	(2)
Less: Undistributed loss allocated to general partner (1)	5	3
Net income attributable to common unitholders in accordance with application of the two-class method for MLPs	$28	$136

Basic weighted average common units outstanding	398	383
Effect of dilutive securities: Weighted average LTIP units (2)	1	2
Diluted weighted average common units outstanding	399	385

Diluted net income per common unit (3)	$0.07	$0.35

(1)             We calculate net income attributable to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, common unitholders and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2)             Our Long-term Incentive Plan (“LTIP”) awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

(3)             The Series A preferred units were excluded from the calculation of diluted net income per common unit as the effect was antidilutive.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2016	2015
Selected Items Impacting Comparability (1):
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$(122)	$(91)
Deficiencies under minimum volume commitments, net (3)	(27)	—
Long-term inventory costing adjustments (4)	(23)	(38)
Equity-indexed compensation expense (5)	(4)	(11)
Net gain on foreign currency revaluation	3	27
Tax effect on selected items impacting comparability	20	27
Selected items impacting comparability of net income attributable to PAA	$(153)	$(86)

Impact to basic net income per common unit	$(0.38)	$(0.22)
Impact to diluted net income per common unit	$(0.38)	$(0.22)

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)             Includes mark-to-market and other gains and losses resulting from derivative instruments that are related to underlying activities in another period (or the reversal of mark-to-market gains and losses from a prior period), gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable.

(3)             Includes the impact of amounts billed to counterparties for their deficiency obligation under agreements with minimum volume commitments, net of applicable amounts subsequently recognized into revenue.

(4)             Includes the impact of changes in the average cost of long-term inventory that result from fluctuations in market prices and writedowns of such inventory that result from price declines. Long-term inventory consists of minimum working inventory requirements in third-party assets and other working inventory needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets).

(5)             Includes equity-indexed compensation expense associated with LTIP awards that will or may be settled in units, as the dilutive impact of these outstanding awards is included in our diluted net income per unit calculation and the majority of these awards are expected to be settled in units.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF ADJUSTED BASIC AND DILUTED NET INCOME PER COMMON UNIT

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2016	2015
Basic Adjusted Net Income per Common Unit
Net income attributable to PAA	$202	$283
Selected items impacting comparability of net income attributable to PAA (1)	153	86
Adjusted net income attributable to PAA	355	369
Less: Distributions to Series A preferred units (2)	(23)	—
Less: Distributions to general partner (2)	(155)	(148)
Less: Distributions to participating securities (2)	(1)	(2)
Less: Undistributed loss allocated to general partner (2)	3	1
Adjusted net income attributable to common unitholders in accordance with application of the two-class method for MLPs	$179	$220

Basic weighted average common units outstanding	398	383

Basic adjusted net income per common unit	$0.45	$0.58

Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$202	$283
Selected items impacting comparability of net income attributable to PAA (1)	153	86
Adjusted net income attributable to PAA	355	369
Less: Distributions to Series A preferred units (2)	(23)	—
Less: Distributions to general partner (2)	(155)	(148)
Less: Distributions to participating securities (2)	(1)	(2)
Less: Undistributed loss allocated to general partner (2)	3	1
Adjusted net income attributable to common unitholders in accordance with application of the two-class method for MLPs	$179	$220

Diluted weighted average common units outstanding	399	385

Diluted adjusted net income per common unit (3)	$0.45	$0.57

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2)             We calculate adjusted net income attributable to common unitholders based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, common unitholders and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(3)             The Series A preferred units were excluded from the calculation of diluted net income per common unit as the effect was antidilutive.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended
	March 31,
	2016	2015
Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Excluding Selected Items Impacting Comparability (“Adjusted EBITDA”) Reconciliations
Net Income	$203	$284
Add: Interest expense, net	112	105
Add: Income tax expense	19	16
Add: Depreciation and amortization	114	104
EBITDA	448	509
Selected items impacting comparability of EBITDA (1)	173	113
Adjusted EBITDA	$621	$622

(1)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended
	March 31,
	2016	2015
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”) Reconciliation
Adjusted EBITDA	$621	$622
Interest expense, net (1)	(108)	(101)
Maintenance capital	(47)	(50)
Current income tax expense	(31)	(42)
Equity earnings in unconsolidated entities, net of distributions	5	17
Distributions to noncontrolling interests (2)	(1)	(1)
Implied DCF	$439	$445

(1)             Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.

(2)             Includes distributions that pertain to the current period’s net income, which are paid in the subsequent period.

	Three Months Ended
	March 31,
	2016	2015
Net Cash Provided by Operating Activities Reconciliation
EBITDA	$448	$509
Current income tax expense	(31)	(42)
Interest expense, net (1)	(108)	(101)
Net change in assets and liabilities, net of acquisitions	322	347
Other items to reconcile to net cash provided by operating activities:
Equity-indexed compensation expense	4	19
Net cash provided by operating activities	$635	$732

(1)             Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS (1)

(in millions, except per share data)

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
	PAA	Consolidating Adjustments (2)	PAGP	PAA	Consolidating Adjustments (2)	PAGP

REVENUES	$4,111	$—	$4,111	$5,942	$—	$5,942

COSTS AND EXPENSES
Purchases and related costs	3,348	—	3,348	5,042	—	5,042
Field operating costs	300	—	300	346	—	346
General and administrative expenses	67	1	68	78	1	79
Depreciation and amortization	114	—	114	104	1	105
Total costs and expenses	3,829	1	3,830	5,570	2	5,572

OPERATING INCOME	282	(1)	281	372	(2)	370

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	47	—	47	37	—	37
Interest expense, net	(112)	(4)	(116)	(105)	(2)	(107)
Other income/(expense), net	5	—	5	(4)	—	(4)

INCOME BEFORE TAX	222	(5)	217	300	(4)	296
Current income tax expense	(31)	—	(31)	(42)	—	(42)
Deferred income tax (expense)/benefit	12	(21)	(9)	26	(18)	8

NET INCOME	203	(26)	177	284	(22)	262
Net income attributable to noncontrolling interests	(1)	(140)	(141)	(1)	(230)	(231)
NET INCOME ATTRIBUTABLE TO PAGP	$202	$(166)	$36	$283	$(252)	$31

BASIC AND DILUTED NET INCOME PER CLASS A SHARE			$0.14			$0.14

BASIC AND DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			253			212

(1)             The 2015 periods have been retroactively adjusted to reflect the reclassification of the amortization of debt issuance costs from “Depreciation and amortization” to “Interest expense, net” as a result of our adoption of revised debt issuance costs guidance issued by the FASB.

(2)             Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA

(in millions)

	March 31, 2016			December 31, 2015
	PAA	Consolidating Adjustments (1)	PAGP	PAA	Consolidating Adjustments (2)	PAGP
ASSETS
Current assets	$2,780	$4	$2,784	$2,969	$3	$2,972
Property and equipment, net	13,670	19	13,689	13,474	19	13,493
Goodwill	2,405	—	2,405	2,405	—	2,405
Investments in unconsolidated entities	2,097	—	2,097	2,027	—	2,027
Deferred tax asset	—	1,907	1,907	—	1,835	1,835
Linefill and base gas	899	—	899	898	—	898
Long-term inventory	112	—	112	129	—	129
Other long-term assets, net	334	(2)	332	386	(3)	383
Total assets	$22,297	$1,928	$24,225	$22,288	$1,854	$24,142

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,063	$3	$3,066	$3,407	$2	$3,409
Senior notes, net of unamortized discounts and debt issuance costs	9,126	—	9,126	9,698	—	9,698
Other long-term debt, net of unamortized debt issuance costs	27	591	618	677	557	1,234
Other long-term liabilities and deferred credits	710	—	710	567	—	567
Total liabilities	12,926	594	13,520	14,349	559	14,908

Partners’ capital excluding noncontrolling interests	9,313	(7,492)	1,821	7,881	(6,119)	1,762
Noncontrolling interests	58	8,826	8,884	58	7,414	7,472
Total partners’ capital	9,371	1,334	10,705	7,939	1,295	9,234
Total liabilities and partners’ capital	$22,297	$1,928	$24,225	$22,288	$1,854	$24,142

(1)             Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

DISTRIBUTION SUMMARY (unaudited)

Q1 2016 PAGP DISTRIBUTION SUMMARY

(in millions, except per unit and per share data)

Q1 2016 (1)
PAA Distribution/Common Unit	$0.7000
GP Distribution/Common Unit	$0.3885
Total Distribution/Common Unit	$1.0885

PAA Common Units Outstanding at 4/29/16	398

Gross GP Distribution	$160
Less: IDR Reduction	(5)
Net Distribution from PAA to AAP (2)	$155
Less: Debt Service	(3)
Less: G&A Expense	(1)
Cash Available for Distribution by AAP	$150

Distributions to AAP Partners
Direct AAP Owners & AAP Management (59% economic interest)	$89
PAGP (41% economic interest)	61
Total distributions to AAP Partners	$150

Distribution to PAGP Investors	$62
PAGP Class A Shares Outstanding at 4/29/16	267
PAGP Distribution/Class A Share	$0.231

(1)             Amounts may not recalculate due to rounding.

(2)             Plains AAP, L.P. (“AAP”) is the general partner of PAA.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE

(in millions, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Basic and Diluted Net Income per Class A Share (1)
Net income attributable to PAGP	$36	$31
Basic and diluted weighted average Class A shares outstanding	253	212

Basic and diluted net income per Class A share	$0.14	$0.14

(1)             Assumed exchanges of AAP units and AAP Management Units were excluded from the calculation of diluted net income per Class A share as the effect was not dilutive.

Contacts:

Ryan Smith	Al Swanson
Director, Investor Relations	Executive Vice President, CFO
(866) 809-1291	(800) 564-3036

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 866-809-1291